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                                                                     Exhibit 5.2


                   [Letterhead of Graham, Curtin & Sheridan]



                                 April 23, 1998



Trump Atlantic City Funding II, Inc.
Trump Atlantic City Associates
2500 Boardwalk
Atlantic City, New Jersey 08401

Willkie Farr & Gallagher
One Citicorp Center
153 East 53rd Street
New York, New York 10022

     Re:  Registration Statement on Form S-4
          (File No. 333-43979)
          ----------------------------------

Dear Sirs:

     We have acted as special counsel in the State of New Jersey to Trump Atlantic City Funding II, Inc. (the "Company") and Trump Atlantic City Associates (the "Partnership") in connection with various legal matters relating to the filing of a Registration Statement on Form S-4 (File No. 333-43979) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering up to $75,000,000 principal amount of 11 1/4% First Mortgage Notes (TAC II) due 2006, Series B (the "Exchange Notes") offered in exchange for up to $75,000,000 principal amount of outstanding 11 1/4% First Mortgage Notes (TAC II) due 2006, Series A, originally issued and sold in reliance upon an exemption from registration under the Securities Act (the "Original Notes").

     The Original Notes were issued under, and the Exchange Notes are to be issued under, an indenture (the "Indenture") dated as of December 10, 1997, by and among the Company and the Partnership, as issuers, U.S. Bank National Association, as trustee, and Trump Atlantic City Corporation, a Delaware corporation, Trump Plaza Associates, a New Jersey general partnership ("Plaza Associates"),


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Trump Atlantic City Funding II, Inc.
Willkie Farr & Gallagher
April 23, 1998
Page 2


Trump Taj Mahal Associates, a New Jersey general partnership ("Taj Associates"), Trump Casino Services, L.L.C., a New Jersey limited liability company ("TCS"), and Trump Communications, L.L.C., a new Jersey limited liability company ("Trump Communications"), as guarantors. The exchange will be made pursuant to an exchange offer contemplated by the Registration Statement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Registration Statement.

     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Partnership, Plaza Associates, Taj Associates, TCS and Trump Communications and such documents, corporate records, certificates or other instruments as in our judgment were necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied upon certificates of public officials, certificates and statements (including representations and warranties as to facts set forth in any of the documents referred to herein) of officers of the Partnership, Plaza Associates, Taj Associates, TCS and Trump Communications, and such other documents as we have deemed or appropriate for this opinion. In such examination, we have assumed the accuracy of all documents and information furnished to us, the genuineness of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified, conformed or photostatic copies, as well as the genuineness of all signatures on all such documents.

     We have made such examination of New Jersey law as we have deemed relevant for the purpose of this opinion, but we have not made an independent review of federal law or the laws of any other state or foreign jurisdiction. Accordingly, we express no opinion as to federal law or the laws of any state or any foreign jurisdiction, and this opinion is confined to such matters as are governed solely by New Jersey law.

     Based on the foregoing and subject to the qualifications and assumptions herein set forth, we are of the opinion that:

          1. The execution and delivery of the Indenture has been duly authorized by all requisite partnership action of the Partnership.


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Trump Atlantic City Funding II, Inc.
Willkie Farr & Gallagher
April 23, 1998
Page 3


          2. The Exchange Notes have been duly authorized by the Partnership.

          3. The guarantees of Plaza Associates, Taj Associates, TCS and Trump Communications under the Indenture have been duly authorized by Plaza Associates, Taj Associates, TCS and Trump Communications, respectively.

     This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

     We hereby consent to being named as counsel for the Company and the Partnership in the Registration Statement, in any amendments to the Registration Statement and under the caption "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.


                                       Very truly yours,


                                       /s/ Graham, Curtin & Sheridan

                                       GRAHAM, CURTIN & SHERIDAN
                                       A Professional Association